Exhibit 99.1                                     For Further Information Contact
                                                                 Harry J. Cynkus
                                                                  (404) 888-2922


FOR IMMEDIATE RELEASE

          ROLLINS, INC. REPORTS CONTINUED GROWTH IN QUARTERLY EARNINGS

          15TH Consecutive Quarter of Improvement in Earnings Per Share

o        Net Income rose 45.1% to $9.8 million
o        Cash and Marketable Securities increased 26.5% to  $82.1 million
o        Revenue grew 2.4% over last year

ATLANTA,  GEORGIA,  October 29, 2003: Rollins, Inc. (NYSE:ROL),  a premier North
American consumer services company, today reported that net income increased 45.1% to $9.8 million or $0.21 per diluted share for the third quarter ended September 30, 2003, compared to $6.8 million or $0.15 per diluted share for the same period in 2002. Revenue for the third quarter grew 2.4% to $178.3 million compared to $174.1 million for the third quarter ended September 30, 2002.

Net income for the first nine months of 2003 climbed 32.3% to $30.9 million or $0.67 per diluted share compared to net income of $23.4 million or $0.52 per diluted share for the comparable nine months in 2002. Revenues increased to $518.5 million for the first nine months compared to $511.6 million for the prior year-to-date period.

Rollins' balance sheet continued to strengthen. The Company ended the quarter with cash and marketable securities of $82.1 million, total assets of $357.1 million and stockholders' equity increased to $119.8 million.

Gary W. Rollins, President and Chief Executive Officer of Rollins, Inc. stated, "We are pleased by the increased rate of organic revenue growth for the quarter, an indication that our sales programs have begun to contribute. Our service initiatives are enabling us to provide better service to our customers while improving productivity. The Company's strong free cash flow supports our ability to pursue opportunities to acquire select pest control companies."

Rollins, Inc. is one of the nation's largest consumer services companies. Through its wholly-owned subsidiary, Orkin, Inc., the Company provides essential pest control services and protection against termite damage, rodents and insects to approximately 1.6 million customers in the United States, Canada and Mexico from over 400 locations. You can learn more about Orkin by visiting our Web sites at www.orkin.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify potential acquisitions; climate and weather trends; competitive factors and pricing practices; the cost reduction benefits of the corporate restructuring may not be as great as expected or eliminated positions may have to be reinstated in the future; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.


                         ROLLINS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                                 (In thousands)
                                                                                             2003                  2002
At September 30                                                                        (Unaudited)           (Unaudited)
------------------------------------------------------------------------------------------------------------------------

ASSETS

             Cash and Short-Term Investments                                     $         55,066        $       44,494
             Marketable Securities                                                         27,000                     0
             Trade Receivables, Net                                                        52,689                53,450
             Materials and Supplies                                                        10,646                11,075
             Deferred Income Taxes                                                         21,934                20,019
             Other Current Assets                                                          13,035                10,992
                                                                                 -----------------       ---------------

                 Current Assets                                                           180,370               140,030

             Equipment and Property, Net                                                   37,484                38,252
             Goodwill and Other Intangible Assets                                         104,470               109,439
             Deferred Income Taxes                                                         34,760                38,248
                                                                                 -----------------       ---------------

                 Total Assets                                                    $        357,084        $      325,969
                                                                                 =================       ===============

------------------------------------------------------------------------------------------------------------------------

LIABILITIES

             Accounts Payable                                                    $         13,482        $       11,734
             Accrued Insurance                                                             13,050                13,230
             Accrued Payroll                                                               33,218                28,853
             Unearned Revenue                                                              49,533                43,072
             Other Current Liabilities                                                     37,787                34,738
                                                                                 -----------------       ---------------

                 Current Liabilities                                                      147,070               131,627

             Long-Term Accrued Liabilities                                                 90,173                93,221
                                                                                 -----------------       ---------------

                 Total Liabilities                                                        237,243               224,848
                                                                                 -----------------       ---------------

------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY

             Common Stock                                                                  45,108                44,835
             Retained Earnings and Other Equity                                            74,733                56,286
                                                                                 -----------------       ---------------

                 Total Stockholders' Equity                                               119,841               101,121
                                                                                 -----------------       ---------------

                 Total Liabilities and Stockholders' Equity                      $        357,084        $      325,969

                                                                                 =================       ===============

                         ROLLINS, INC. AND SUBSIDIARIES
                        STATEMENTS OF CONSOLIDATED INCOME
            FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30
                      (In thousands except per share data)


                                                                    Third Quarter                    Nine Months
                                                             ---------------------------    ---------------------------
                                                                2003           2002            2003           2002
                                                              (Unaudited)   (Unaudited)      (Unaudited)   (Unaudited)
                                                             ------------  -------------    ------------  -------------


REVENUES                                                     $   178,262   $    174,063     $   518,489   $    511,554
                                                             ------------  -------------    ------------  -------------

COSTS AND EXPENSES

        Cost of Services Provided                                 96,085         94,402         275,713        275,609
        Depreciation and Amortization                              5,065          5,425          15,258         16,298
        Sales, General and Administrative                         61,426         63,478         177,901        182,055
        Interest (Income)/Expense                                   (120)          (135)           (280)          (125)
                                                             ------------  -------------    ---------------------------

  TOTAL COSTS AND EXPENSES                                       162,456        163,170         468,592        473,837
                                                             ------------  -------------    ------------  -------------

INCOME BEFORE INCOME TAXES                                        15,806         10,893          49,897         37,717

PROVISION FOR INCOME TAXES                                         6,006          4,139          18,961         14,332
                                                             ------------  -------------    ------------  -------------

NET INCOME                                                   $     9,800   $      6,754     $    30,936   $     23,385
                                                             ============  =============    ============  =============


EARNINGS PER SHARE - BASIC                                   $      0.22   $       0.15     $      0.69   $       0.52
                                                             ============  =============    ============  =============

EARNINGS PER SHARE - DILUTED                                 $      0.21   $       0.15     $      0.67   $       0.52
                                                             ============  =============    ============  =============

AVERAGE SHARES OUTSTANDING - BASIC                                45,115         44,885          45,049         45,101

AVERAGE SHARES OUTSTANDING - DILUTED                              45,994         45,118          46,170         45,382


                                  ROLLINS, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30
                                 (In thousands)
                                   (Unaudited)


                                                                                                2003              2002
                                                                                           ---------------    --------------

Operating Activities
   Net Income                                                                              $       30,936     $      23,385
   Adjustments to Reconcile Net Income to Net Cash
   Provided by Operating Activities:
     Depreciation and Amortization                                                                 15,258            16,298
    Other Operating Activities                                                                     12,540            13,653
                                                                                           ---------------    --------------
   Net Cash Provided by Operating Activities                                                       58,734            53,336
                                                                                           ---------------    --------------

Investing Activities
   Purchases of Equipment and Property                                                             (8,744)           (5,900)
   Net Cash Used for Acquisition of Companies                                                      (1,543)           (1,768)
   Marketable Securities, Net                                                                     (27,000)                0
                                                                                           ---------------    --------------
   Net Cash Used In Investing Activities                                                          (37,287)           (7,668)
                                                                                           ---------------    --------------

Financing Activities
   Dividends Paid                                                                                  (6,754)           (4,511)
   Common Stock Purchased                                                                               0            (5,288)
   Other                                                                                            2,058               (25)
                                                                                           ---------------    --------------
   Net Cash Used in Financing Activities                                                           (4,696)           (9,824)
                                                                                           ---------------    --------------

   Net Increase in Cash and Short-Term Investments                                                 16,751            35,844
   Cash and Short-Term Investments at Beginning of Year                                            38,315             8,650
                                                                                           ---------------    --------------
   Cash and Short-Term Investments at End of Period                                        $       55,066     $      44,494
                                                                                           ===============    ==============

                                 CONFERENCE CALL
                                  Rollins, Inc.
                                   (NYSE: ROL)

                                    ROLLINS

                Management will hold a conference call to discuss
                            third quarter results on:

                         Wednesday, October 29, 2003 at:
                               10:00 a.m. Eastern
                                9:00 a.m. Central
                               8:00 a.m. Mountain
                                7:00 a.m. Pacific

                                 TO PARTICIPATE:
                       Please dial 800-240-5318 domestic;
                           303-262-2130 international
                      at least 5 minutes before start time.

                 REPLAY: through November 5, 2003 at 11:00 p.m.
             Please dial 800-405-2236/303-590-3000, Passcode: 555970
             THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT
                                 www.viavid.net

                                   Questions?:
              Janet Cruz at FRB/Weber Shandwick at 212-445-8453 or
                       email to jcruz@webershandwick.com